Exhibit 3.4

ATHENA SPINCO INC.

(the “Corporation”)

BYLAWS

As Adopted on November 27, 2018

ARTICLE I
OFFICES

The principal place of business of the Corporation shall be at such place or places as the board of directors of the Corporation (the “Board of Directors”) shall from time to time determine. The Corporation may also have an office or offices at such other places within or without the Marshall Islands as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II
SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of shareholders of the Corporation shall be held on such day and at such time and place within or without the Marshall Islands as the Board of Directors may determine for the purpose of electing directors of the Corporation (“Directors”) and of transacting such other business as may properly be brought before the meeting.

Section 2. Special Meeting. A special meeting of shareholders, unless otherwise prescribed by law, may be called for any purpose or purposes at any time by the order of the Board of Directors or by any officer whenever required in writing to do so by shareholders owning not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at such meeting. Such request shall state the purpose or purposes of the proposed special meeting. Such meeting shall be held at such place and on such date and at such time as may be designated in the notice thereof by the officer of the Corporation calling any such meeting. The business transacted at any special meeting shall be limited to the purposes stated in the notice.

Section 3. Notice of Meetings. Notice of every annual and special meeting of shareholders, other than any meeting the giving of notice of which is otherwise prescribed by law, stating the date, time, place and purpose thereof, and in the case of special meetings, the name of the person or persons at whose direction the notice is being issued, shall be given personally or sent by mail or electronic transmission, at least 15 but not more than 60 days before such meeting, to each shareholder of record entitled to vote thereat and to each shareholder of record who, by reason of any action proposed at such meeting would be entitled to have his/her/its shares appraised if such action were taken, and the notice shall include a statement of that purpose and to that effect. If mailed, notice shall be deemed to have been given when deposited in the mail, directed to the shareholder at his/her/its address as the same appears on the record of shareholders of the Corporation or at such address as to which the shareholder has given notice to the Secretary. If sent by electronic transmission, notice shall be deemed to have been given when directed to a number or electronic mail address at which the shareholder has consented to receive notice. Notice of a meeting need not be given to any shareholder who submits a signed waiver or waives by electronic transmission, or who attends such meeting without objecting at the beginning of the meeting the lack of notice to him/her/it.

Section 4. Quorum. At a meeting of shareholders, except as otherwise expressly provided by law, there must be present either in person or by proxy shareholders holding at least a majority of the shares issued and outstanding and entitled to vote at such meeting in order to constitute a quorum, but if less than a quorum is present, a majority of those shares present either in person or by proxy shall have power to adjourn any meeting until a quorum shall be present.

Section 5. Voting. If a quorum is present, and except as otherwise expressly provided by law, the affirmative vote of a majority of the votes cast by the holders of shares entitled to vote shall be the act of the shareholders. Subject to the provisions of the Articles of Incorporation of the Corporation, at any meeting of shareholders each shareholder entitled to vote any shares on any matter to be voted upon at such meeting shall be entitled to one vote on such matter for each such share, and may exercise such voting right whether in person or by proxy.

Unless otherwise provided in the Articles of Incorporation of the Corporation, any action required to be taken at a meeting of shareholders of the Corporation, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the Articles of Incorporation of the Corporation so provide, by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or by a person or persons authorized to act for a shareholder or proxyholder, shall be deemed to be written and signed for the purposes of this section, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (a) that the electronic transmission was transmitted by the shareholder or proxyholder or by a person or persons authorized to act for the shareholder or proxyholder and (b) the date on which such shareholder or proxyholder or authorized person or persons transmitted such electronic transmission.

Section 6. Fixing of Record Date. The Board of Directors may fix a time not more than 60 nor less than 15 days prior to the date of any meeting of shareholders, or more than 60 days prior to the last day on which the consent or dissent of shareholders may be expressed for any purpose without a meeting, as the time as of which shareholders entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined, and all persons who were holders of record of voting shares at such time and no others shall be entitled to notice of and to vote at such meeting or to express their consent or dissent, as the case may be. The Board of Directors may fix a time not exceeding 60 days preceding the date fixed for the payment of any dividend, the making of any distribution, the allotment of any rights or the taking of any other action, as a record time for the determination of the shareholders entitled to receive any such dividend, distribution, or allotment or for the purpose of such other action.

ARTICLE III
DIRECTORS

Section 1. Number. Subject to any provision of the Articles of Incorporation of the Corporation, the affairs, business, and property of the Corporation shall be managed by a Board of Directors to consist of at least one director. The number of Directors may be determined either by the Board of Directors or by the shareholders. No decrease in the number of Directors shall shorten the term of any incumbent director. The Directors need not be residents of the Marshall Islands or shareholders of the Corporation. Marshall Islands corporations may, to the extent permitted by law, be elected Directors.

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Section 2. How Elected. Except as otherwise provided by law, the Directors shall be elected at the annual meeting of shareholders. Each Director shall be elected to serve until the next annual meeting of shareholders and until his/her/its successor shall have been duly elected and qualified, except in the event of his/her/its death, resignation, removal, or the earlier termination of his/her/its term of office.

Section 3. Removal. Any or all of the Directors may be removed, with or without cause, by the shareholders. Any Director may be removed for cause by the Board of Directors.

Section 4. Vacancies. Vacancies in the Board of Directors occurring by death, resignation, creation of new directorship, failure of the shareholders to elect the whole Board of Directors at any annual election of Directors, or for any other reason (subject to the final sentence of this paragraph) including removal of Directors for cause, may be filled either by the affirmative vote of a majority of the remaining Directors then in office, although less than a quorum, except as otherwise prescribed by law or unless the Articles of Incorporation of the Corporation provide that such vacancies or newly created directorships shall be filled by the shareholders. Notwithstanding the foregoing, vacancies occurring by removal of Directors without cause may be filled only by the shareholders.

Section 5. Regular Meeting. Regular meetings of the Board of Directors may be held at such time and place within or without the Marshall Islands as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting.

Section 6. Special Meeting. Special meetings of the Board of Directors may, unless otherwise prescribed by law, be called from time to time by any officer or Director. Special meetings of the Board of Directors shall be held on a date and at such time and at such place as may be designated in the notice thereof by the person calling the meeting.

Section 7. Notice of Special Meeting. Notice of the date, time and place of each special meeting of the Board of Directors shall be given to each Director at least 48 hours in advance of the special meeting, unless the notice is given orally or delivered in person, in which case it shall be given at least 24 hours prior to such meeting. For the purpose of this section, notice shall be deemed to be duly given to a Director if given personally (including by telephone) or if such notice is delivered to such Director by mail, private courier, to his/her/its last known address or by electronic transmission or facsimile to his/her/its last known electronic mail address or facsimile number, respectively. Notice of a meeting need not be given to any Director who submits a signed waiver of notice or waives by electronic transmission, whether before or after the meeting, or who attends the meeting without objecting at the beginning of the meeting the lack of notice to him/her/it.

Section 8. Quorum. A majority of the directors at the time in office, present in person or by proxy or by communication equipment, shall constitute a quorum for the transaction of business; provided that quorum shall not be less than one-third of the entire Board of Directors.

Section 9. Voting. Subject to any provision of the Articles of Incorporation of the Corporation, the vote of the majority of the Directors, present in person or by proxy or by communications equipment, at a meeting at which a quorum is present shall be the act of the Board of Directors. Unless restricted by the Articles of Incorporation of the Corporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission and the consent or consents are filed with the minutes of the proceedings of the Board of Directors or committee.

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Section 10. Compensation of Directors and Members of Committees. The Board of Directors may from time to time, in its discretion, fix the amounts which shall be payable to members of the Board of Directors and to members of any committee, for attendance at the meetings of the Board of Directors or of such committee and for services rendered to the Corporation.

ARTICLE IV
COMMITTEES

The Board of Directors may, by resolution or resolutions passed by a majority of the entire Board of Directors designate from among its members one or more committees to consist of one or more of the Directors, each of which shall perform such action and have such authority and powers as shall be delegated to it by said resolution or resolutions or as provided for in these bylaws. Members of any committee shall hold office for such period as may be prescribed by the vote of a majority of the entire Board of Directors. Vacancies in membership of such committees shall be filled by the Board of Directors. Committees may adopt their own rules of procedure and may meet at stated times or on such notice as they may determine. Each committee shall keep a record of its proceedings and report the same to the Board of Directors when requested. Unless a greater voting requirement is established by the entire Board of Directors, committees act and approve matters by a vote of a majority of the committee members. No committee shall have the authority to take the actions prohibited by Section 57(1) of the Business Corporations Act (which, as of the date hereof, provides that no committee shall have the authority as to the following matters: (a) the submission to shareholders of any action that requires shareholders’ authorization under the Business Corporations Act; (b) the filling of vacancies in the Board of Directors or in a committee; (c) the fixing of compensation of the Directors for serving on the Board of Directors or on any committee; (d) the amendment or repeal of the bylaws, or the adoption of new bylaws; or (e) the amendment or repeal of any resolution of the Board of Directors which by its terms shall not be so amendable or repealable).

ARTICLE V
OFFICERS

Section 1. Number and Designation. The shareholders or the Board of Directors shall appoint a Secretary. In addition, the shareholders or the Board of Directors may appoint such other officers as they may deem necessary. Officers may be of any nationality, need not be residents of the Marshall Islands and may be, but are not required to be, Directors. Officers may be natural persons, Marshall Islands corporations or other business entities. Any two or more offices may be held by the same person, Marshall Islands corporation or other business entity.

Officers shall be appointed annually by the Board of Directors at its first meeting following the annual election of Directors, but in the event of the failure of the Board of Directors to so appoint any officer, such officer(s) may be appointed by the Board of Directors. The salaries of the officers and any other compensation paid to them shall be fixed from time to time by the Board of Directors. The Board of Directors may at any meeting appoint additional officers. Each officer shall hold office until his/her/its successor shall have been duly appointed and qualified, except in the event of the earlier termination of his/her/its term of office, through death, resignation, removal or otherwise. Any officer may be removed with or without cause or suspended by the Board of Directors for cause in accordance with applicable law. Any vacancy in an office may be filled for the unexpired portion of the term of such office by the Board of Directors or by the shareholders.

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Section 2. Chief Executive Officer. The Chief Executive Officer, if any, shall be the president and chief executive officer of the Corporation and shall have general management of the affairs of the Corporation together with the powers and duties usually incident to the office of Chief Executive Officer, except as specifically limited by the Board of Directors and shall have such other powers and perform such other duties as may be assigned to him/her/it by the Board of Directors. The Chief Executive Officer may preside at all meetings of shareholders at which he/she/it is present and, if he/she/it is a Director, at all meetings of the Directors.

Section 3. Chief Financial Officer. The Chief Financial Officer, if any, shall have general supervision over the care and custody of the funds, securities, and other valuable effects of the Corporation and shall deposit the same or cause the same to be deposited in the name of the Corporation in such depositories as the Board of Directors may designate, shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall have supervision over the accounts of all receipts and disbursements of the Corporation, shall, whenever required by the Board of Directors, render or cause to be rendered financial statements of the Corporation, shall have the power and perform the duties usually incident to the office of Chief Financial Officer, and shall have such powers and perform such other duties as may be assigned to him/her/it by the Board of Directors.

Section 4. Secretary. The Secretary may act as Secretary of all meetings of the shareholders and of the Board of Directors at which he/she/it is present and desires to so act. If the Secretary is not present or does not so act, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

The Secretary shall have supervision over the giving and serving of notices of the Corporation, shall be the custodian of the corporate records and of the corporate seal of the Corporation, if any, shall be empowered to affix the corporate seal to those documents, the execution of which, on behalf of the Corporation under its seal, is duly authorized and when so affixed may attest the same, and shall exercise the powers and perform such other duties as may be assigned to him/her/it by the Board of Directors or an authorized officer.

Section 5. Vice President. The Vice President, if any, shall have such powers and shall perform such duties as may from time to time be assigned to him/her/it by the Chief Executive Officer or the Board of Directors with the objective of implementing policies established by the Board of Directors. Without limiting the generality of the foregoing, the Vice President may enter into and execute in the name of the Corporation contracts and other obligations pertaining to the regular course of his/her/its duties which implement policies established by the Board of Directors.

Section 6. Other Officers. Officers other than those described in Sections 2 through 5 of this Article V shall exercise such powers and perform such duties as may be assigned to them by the Board of Directors. Subject to any limitations imposed by the Board of Directors, any officer may delegate his/her/its powers and duties to any person, which delegation need not be in writing.

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Section 7. Security. The Board of Directors shall have power to the extent permitted by law, to require any officer, agent or employee of the Corporation to give security for the faithful performance of his/her/its duties in such form and with such surety or sureties as the Board of Directors may deem advisable.

ARTICLE VI
CERTIFICATES FOR SHARES

Section 1. Form and Issuance. The shares of the Corporation shall be represented by certificates in a form meeting the requirements of law and approved by the Board of Directors, unless the Board of Directors determines that the Corporation shall have “uncertificated shares” (as described in Section 42(1) of the Marshall Islands Business Corporations Act). Certificates, if any, shall be signed by any officer(s) and/or director(s) of the Corporation. These signatures on a stock certificate may be facsimiles if the certificate is countersigned by a transfer agent other than the Corporation itself or its employees.

Section 2. Transfer. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issuance, registration and transfer of certificates representing shares of the Corporation’s stock, and may appoint transfer agents thereof.

Section 3. Lost, Stolen or Destroyed Stock Certificates. The Board of Directors may direct a new certificate or certificates of stock or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, and may require the making of an affidavit of the fact by the person claiming the certificate or certificates of stock to be lost, stolen or destroyed as a precondition to the issuance of such replacement certificate. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates or uncertificated shares to provide a bond to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or certificates. This Section does not require the Board of Directors to review or determine the replacement of stock certificates.

ARTICLE VII
DIVIDENDS

Dividends may be declared in conformity with law by, and at the discretion of, the Board of Directors. Dividends may be declared and paid in cash, stock, or other property of the Corporation.

ARTICLE VIII
CORPORATE SEAL

The seal of the Corporation, if any, shall be circular in form with the name of the Corporation in the circumference and such other appropriate legend as the Board of Directors may from time to time determine.

ARTICLE IX
FISCAL YEAR

The fiscal year of the Corporation shall be a period of twelve consecutive months as the Board of Directors or shareholders may designate.

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ARTICLE X
INDEMNIFICATION

Section 1. Indemnification. Any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall pay in advance expenses a Director or officer incurred while defending a civil or criminal proceeding, provided that the Director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article X shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

Section 2. Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer against any liability asserted against such person and incurred by such person in such capacity whether or not the Corporation would have the power to indemnify such person against such liability by law or under the provisions of these bylaws.

ARTICLE XI
AMENDMENTS

Section 1. By the Shareholders. Subject to any provision of the Articles of Incorporation of the Corporation, bylaws may be amended, added to, altered or repealed or new bylaws may be adopted by the shareholders.

Section 2. By the Directors. If the Articles of Incorporation of the Corporation so provide, and subject to any provision of the Articles of Incorporation of the Corporation, these bylaws may be amended, added to, altered or repealed or new bylaws may be adopted by the Board of Directors, subject, however, to the power of the shareholders to alter, amend or repeal any bylaws as adopted.

ARTICLE XII

MISCELLANEOUS

Section 1. Headings. Section headings in these bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.

Section 2. Inconsistent Provisions; Changes in Marshall Islands Law. If any provision of these bylaws is or becomes inconsistent with any provision of the Articles of Incorporation of the Corporation, the Business Corporations Act or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. If any of the provisions of the Business Corporations Act referred to above are modified or superseded, the references to those provisions is to be interpreted to refer to the provisions as so modified or superseded.

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